Exhibit 23



                          Independent Auditors' Consent
                          -----------------------------



Board of Directors
Aeroflex Incorporated:


     We consent to incorporation by reference in the registration statements (Nos. 33-75496, 33-88868 and 33-88878) on Form S-8 and (Nos. 333-15339 and
333-21803) on Form S-3 of Aeroflex Incorporation of our report dated August 14, 1997 (except as to note 17(b), which is as of September 8, 1997), relating to the consolidated balance sheets of Aeroflex Incorporated and subsidiaries as of June 30, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended June 30, 1997 which report appears in the June 30, 1997 annual report on Form 10-K of Aeroflex Incorporated.


                              /s/KPMG Peal Marwick, LLP
                              -------------------------
                              KPMG PEAT MARWICK LLP

Jericho, New York
September 24, 1997